Exhibit 1


                             JOINT FILING AGREEMENT

   In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, $0.0001 par value per share, of Population Health Investment Co., Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2022.



			LEVIN CAPITAL STRATEGIES, L.P.
                          By:/s/ JOHN A. LEVIN
                          ------------------------------
                                John A. Levin
                        Chairman and Chief Executive Officer



		 	Levin Capital Strategies GP, LLC
			By: John A. Levin 2005 GRAT Separation Trust, as
			Managing Member

				By: /s/ Elisabeth Levin
                            -----------------------------
                                Elisabeth Levin, Trustee


                       	 LCS, LLC
                        	By:/s/ JOHN A. LEVIN
                       	 ------------------------
                                John A. Levin
                                General Partner



                       	 By:/s/ JOHN A. LEVIN
                          ------------------------
                               John A. Levin